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                                                                    EXHIBIT 99.1

CONTACT: ROBERT M. ADAMOV
         CALIBER SYSTEM, INC.
         (330) 665-8894

                                                          FOR IMMEDIATE RELEASE

CALIBER SYSTEM INC. DECLARES DIVIDEND

         AKRON, OHIO, NOVEMBER 13, 1996 -- Daniel J. Sullivan, Chairman of the Board, President and CEO of Caliber System, Inc. (NYSE:CBB), announced today that the Board of Directors declared a regular quarterly dividend of $.18 per share, payable on February 3, 1997 to shareholders of record on January 15, 1997.

                  Caliber System, Inc. is a leading provider of value-added transportation, logistics and related information services. Its operating companies include RPS, a business-to-business small-package carrier; Viking Freight, a supplier of premium regional and national freight service; Caliber Logistics, a contract logistics provider; Roberts Express, a critical-shipment carrier; and Caliber Technology, a producer of integrated information services.

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